                        SECTION 240.14a-101 SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12
                           AMERICAN INDEPENDENCE CORP.
.............................................................................
                (Name of Registrant as Specified In Its Charter)

.............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         .......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         .......................................................................

         4) Proposed maximum aggregate value of transaction:

         .......................................................................

         5) Total fee paid:

         .......................................................................


[ ] Fee paid previously with preliminary materials.




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         .......................................................................

         2) Form, Schedule or Registration Statement No.:

         .......................................................................

         3) Filing Party:

         .......................................................................

         4) Date Filed:

         .......................................................................

                          AMERICAN INDEPENDENCE CORP.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 2004
                              -------------------

To the Stockholders of
AMERICAN INDEPENDENCE CORP.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN INDEPENDENCE CORP. (the 'Company') will be held on Thursday, June 17, 2004 at 10:00 A.M., EDT, at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York, 10103 for the following purposes:

        1. To elect six directors of the Company;

        2. To vote upon a proposal to ratify the selection of independent auditors; and

        3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only stockholders of record at the close of business on April 30, 2004 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

    Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                      By Order of the Board of Directors

                                      /s/ David T. Kettig
                                      ...................................
                                      David T. Kettig
                                      Secretary

April 29, 2004

                          AMERICAN INDEPENDENCE CORP.
                               485 MADISON AVENUE
                               NEW YORK, NY 10022
                                  212-355-4141

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the 'Board') of American Independence Corp. (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York 10103 on June 17, 2004 at 10:00 A.M., EDT. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 2003, will first be mailed to stockholders of the Company on or about May 17, 2004.

    If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein and
(ii) for the ratification of the selection of KPMG LLP ('KPMG') as independent auditors for the calendar year 2004. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

    Only stockholders of record as of the close of business on April 30, 2004 will be entitled to vote at the meeting. On March 31, 2004, the Company had outstanding and entitled to one vote per share 8,436,389 shares of Common Stock, par value $.01 per share ('Common Stock'). An additional 763,500 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term and (ii) FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2004. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.

    Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board may recommend unless the number of directors is reduced by the Board. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

    Listed below are the number of shares of Common Stock beneficially owned by the holders of more than 5% of the Common Stock of the Company.

                                                    NUMBER OF     PERCENTAGE OF
                                                   COMMON STOCK    OUTSTANDING
                                                      SHARES         SHARES
                                                   BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                              OWNED           OWNED
------------------------                              -----           -----
Independence Holding Company (1).................   3,280,067          39%

---------

(1) Based on filings with the Securities and Exchange Commission supplemented by information provided to the Company in response to a questionnaire. Includes shares that may be deemed to be beneficially owned by Madison Investors Corp., a wholly-owned subsidiary of Independence Holding Company ('IHC'). Their business address is 96 Cummings Point Road, Stamford, CT 06902.

                              -------------------

    The following table sets forth for each director of the Company and the Chief Executive Officer of the Company for the year ended December 31, 2003 (the 'Named Officer'), and for all directors and the Named Officer of the Company as a group, information regarding beneficial ownership of Common Stock as of March 31, 2004.

                                                    NUMBER OF     PERCENTAGE OF
                                                   COMMON STOCK    OUTSTANDING
                                                      SHARES         SHARES
                                                   BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                              OWNED           OWNED
------------------------                              -----           -----
NAMED OFFICERS AND DIRECTORS:
Edward A. Bennett (1)............................     95,002          1.11%
Edward Netter (2)................................     --             --
Myron M. Picoult(3)..............................      3,223          *
Ronald I. Simon (4)..............................     63,988          *
Roy T.K. Thung (5)...............................     33,334          *
Martin E. Winter (6).............................      3,223          *
As a group.......................................    198,770          2.31%

---------

(1) Includes 90,002 shares issuable pursuant to options exercisable within 60 days of March 31, 2004.

(2) A group consisting of Geneve Holdings, Inc. ('GHI') and certain of its affiliates are the beneficial owners of 4,530,895 shares of common stock of IHC, which represents 58.6% of IHC's common stock. Mr. Netter, Chairman and a Director of IHC, is an Executive Officer and a Director of GHI. Mr. Netter and members of his family control GHI by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of the Company's common stock owned by IHC.

(3) Includes 2,223 shares issuable pursuant to options exercisable within 60 days of March 31, 2004.

(4) Includes 38,988 shares issuable pursuant to options exercisable within 60 days of March 31, 2004.

(5) Constitutes 33,334 shares issuable pursuant to options exercisable within 60 days of March 31, 2004.

(6) Includes 2,223 shares issuable pursuant to options exercisable within 60 days of March 31, 2004.

  * Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

    Currently, the Board has three members (Messrs. Bennett, Picoult and Winter) who meet the NASDAQ standard for independence ('Independent Members'). Mr. Simon does not currently meet this standard because of payments he received in his capacity as acting Chief Executive Officer of the Company in the fiscal year ended September 30, 2001. Mr. Simon will meet this standard as of January 1, 2005, which is the day after the expiration of three fiscal years since the fiscal year in which he last received such payments. Mr. Robert C. Harris, Jr. has notified the Board that he will not stand for re-election at the 2004 Annual Meeting of Stockholders. The remaining directors, Messrs. Netter and Thung, were nominated by IHC pursuant to that certain Stock Agreement, dated as of July 30, 2002, among the Company, IHC and a subsidiary of IHC pursuant to which IHC is entitled to nominate at least two directors, and are not independent. Therefore, the Board will not have a majority of independent members until Mr. Simon becomes independent on January 1, 2005. However, the NASDAQ rules provide that if a vacancy occurs, a majority of the Board must be Independent Members by the earlier of (i) its next annual shareholders meeting or (ii) one year from the occurrence of the event that caused the non-compliance, which would be one year from the date of the 2004

Annual Meeting of Stockholders or June 17, 2005. The Company will meet the Nasdaq independence standard on January 1, 2005, which is well within the cure period accorded by NASDAQ.

    Six directors have been nominated for election at the 2004 Annual Meeting of Stockholders. Each is expected to hold office until the next annual meeting of stockholders in 2005 and until such director's successor shall be elected and shall qualify. Other than Messrs. Netter and Thung, directors are nominated by the Independent Members. The NASDAQ rules require that in lieu of an independent nominating committee, director nominees may be selected by a majority of a company's independent directors. Given the relatively small size of the Board and the Stock Agreement requirements, the Company believes that it is not necessary or appropriate to form a separate nominating committee and has elected instead to have the Independent Members fulfill these duties.

    It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

    The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

    EDWARD A. BENNETT, age 57, has served as a member of the Board since January 1998, and Acting Non-Executive Chairman of the Board since June 2001. From 2000 to 2001, Mr. Bennett was a Partner of (212) Ventures, a venture capital firm dedicated to investing in infrastructure and wireless Internet services and technologies. From 1997 until 2002, Mr. Bennett served as President and Chief Executive Officer of Bennett Media Collaborative, a new media, Internet and technology consulting company. Mr. Bennett also served as President and Chief Executive Officer of Prodigy Ventures, an Internet/technology investment firm, from June 1996 to June 1997, and as President and Chief Executive Officer of Prodigy Services Corporation, an Internet services company, from April 1995 to June 1996. Prior to that, Mr. Bennett spent 15 years at Viacom Inc. in different operating roles. At Viacom Inc. he served as President and Chief Executive Officer at VH-1 Networks from 1989 to 1994, and as Executive Vice President and Chief Operating Officer at Viacom Cable from 1979 to 1989.

    EDWARD NETTER, age 71, has served as a member of the Board since July 2002. Mr. Netter has served as Chairman of the Board and as a Director of Independence Holding Company ('IHC') since December 1990. Mr. Netter served as Chief Executive Officer of IHC from December 1990 until January 2000. Mr. Netter has served as Chairman of the Board since February 1978 and as a Director since 1977 of Geneve Corporation ('Geneve'). Since January 1998, Mr. Netter has also served as a Director of The Aristotle Corporation ('Aristotle'), a publicly held company with its principal executive offices in Stamford, Connecticut which is a leading manufacturer and global distributor of educational, health and agricultural products.

    MYRON M. PICOULT, age 62, has served as a member of the Board since December 2002. Since July 2002, Mr. Picoult has been a self-employed advisor working exclusively for Lazard Freres & Company, an investment bank located in New York, New York, with regard to all facets of the insurance industry. From July 1996 through July 2002, Mr. Picoult was a Senior Advisor/Financial Institutions Group at Dresdner Klienwort Wasserstein, an investment bank located in New York, New York. From August 1995 to July 1996, he was a Managing Director and Senior Insurance Analyst for First Manhattan Company, an investment firm located in New York, New York. From June 1979 to June 1995, Mr. Picoult was a Managing Director and Senior Insurance Analyst for Oppenheimer & Company,

Inc., an investment bank located in New York, New York. From February 1971 through May 1979, he was a Limited Partner and Senior Insurance Analyst for Bear, Stearns and Company, an investment bank located in New York, New York.

    RONALD I. SIMON, age 65, has served as a member of the Board since September 1995, Chairman of the Board of Directors from August 1997 until April 1999, Vice Chairman of the Board from April 1999 to February 2001, Acting Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer from February 2001 through May 2001, and Chairman of the Compensation Committee since January 2003. From May 1997 through April 2000, Mr. Simon served as Executive Vice President and Chief Financial Officer of Western Water Company, and as a Director of the company from September 1999 to September 2001. Mr. Simon served as a Director of Collateral Therapeutics Inc., a developer of non-surgical gene therapy procedures for the treatment of cardiovascular diseases, from May 1999 through July 2002, when the company was acquired by Schering, AG. From August 2001 through June 2002, Mr. Simon served as Chief Financial Officer of Wingcast, Inc., a joint venture of Ford Motor Company and Qualcomm, Inc. Since April 2003, he has served as Director of BDI Investment Corp., a closely-held regulated investment company. Since March 2003, Mr. Simon has served as a Director of WFS Financial, Inc., one of the nation's largest independent automobile finance companies.

    ROY T.K. THUNG, age 60, has served as a member of the Board since July 2002. Mr. Thung has served as Chief Executive Officer, President and as a Director of IHC since January 2000. From July 1999 to December 1999, Mr. Thung served as President, Chief Operating Officer and as a Director of IHC. From November 1993 to July 1999, Mr. Thung served as Executive Vice President, Chief Financial Officer, Treasurer and as a Director of IHC. From October 1993 to July 1999, Mr. Thung served as Executive Vice President and Chief Financial Officer of Geneve. Since July 1999, Mr. Thung has served as Executive Vice President of Geneve. Since June 2002, Mr. Thung has also served as a Director of Aristotle.

    MARTIN E. WINTER, age 50, has served as a member of the Board and Chairman of the Audit Committee since December 2002. In September 2003, Mr. Winter was appointed a managing director of Alvarez & Marsal, a global diversified professional services firm, which assists companies in solving problems and unlocking value. In October 2002, Mr. Winter founded and became Chief Executive Officer of Independent Board Advisory Services ('IBAS'), located in New York, New York, which provides clearly defined solutions and objective financial analysis to audit committees and boards of directors of publicly held companies, and is affiliated with Alvarez & Marsal. From 1988 to September, 2002, Mr. Winter was a principal (since 1994), Senior Vice President and Director and served in various capacities, including Chief Financial Officer, with MD Sass Investors Services, Inc. and affiliated companies, a privately held investment management firm with approximately $7 billion of assets under management at September 30, 2002. For more than five years prior to 2000, Mr. Winter served as Secretary and Treasurer of Corporate Renaissance Group, Inc., a publicly traded business development company.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE 'FOR' EACH OF THE
                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

            BOARD OF DIRECTORS AND COMMITTEES AND NOMINATION PROCESS

    The Board held four meetings in 2003 and also took action by unanimous written consent on six occasions during the year. Each director standing for re-election attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which such person was a director, and (ii) the total number of meetings held by all committees of the Board on which such person served.

    Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board.

MEETINGS AND COMMITTEES OF THE BOARD; NOMINATION PROCESS

    The Board has an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee both consist entirely of non-employee directors. The Company does not have a standing nominating committee.

    Compensation Committee. The principal functions of the Compensation Committee are to review and approve the compensation of the Company's Chief Executive Officer and other executive officers, and to administer the Company's 1998 Stock Incentive Plan (the '1998 Stock Plan'). The Compensation Committee does not operate under a charter.

    The Compensation Committee met three times during 2003, and consists of two directors (Messrs. Picoult and Winter) who meet the independence requirements of NASDAQ and Mr. Simon, who (as discussed above) will become independent in January 2005. The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Simon to remain on the Compensation Committee.

    Audit Committee. The Audit Committee operates under an Audit Committee Charter reviewed by the Board annually. The principal functions of the Audit Committee are to: (i) select the independent auditors; (ii) review and approve management's plan for engaging the Company's independent auditors during the year to perform non-audit services and consider what effect these services will have on the independence of the Company's independent auditors; (iii) review the Company's annual financial statements and other financial reports which require approval by the Board; (iv) oversee the integrity of the Company's financial statements, the Company's systems of disclosure controls and internal controls and the Company's compliance with legal and regulatory requirements; (v) review the scope of the Company's independent auditors' audit plans and the results of their audit and (vi) evaluate the performance of the Company's internal audit function and independent auditors.

    The Audit Committee met eight times during 2003. The current members of the Audit Committee are Messrs. Bennett, Picoult and Winter. Each of these individuals meets the independence requirements of NASDAQ and applicable Securities and Exchange Commission ('SEC') rules and regulations. The Audit Committee and the Board have determined that each member of the Audit Committee is financially literate and that Mr. Winter qualifies as an 'audit committee financial expert' as defined by applicable SEC rules.

    Nominations Process. In selecting candidates for nomination at the annual meeting of the Company's shareholders, the Independent Members of the Board begin by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, it is the policy of the Board, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Company's criteria for membership on the Board, whom the Independent Members believe will continue to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board positions for which the Independent Members will not be re-nominating a qualified incumbent, the Independent Members will solicit recommendations for nominees from persons whom the Independent Members believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Independent Members will review and evaluate each candidate, whom they believe merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Board, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Independent Members may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Independent Members will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons, except that the Independent Members may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

    The Board generally requires that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company, and have adequate time to devote to service on the Board. The Board also requires that (subject to vacancies) a majority of directors be independent as defined by the NASDAQ rules; at least three of the directors have the financial literacy necessary for service on the Audit Committee and at least one of these directors qualifies as an audit committee financial expert.

    The Independent Members will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of directors. The Independent Members will only consider candidates who satisfy the Board's minimum qualifications for director, as outlined above. In considering a shareholder recommendation, the Independent Members will take into account, among other factors, the size and duration of the recommending shareholder's ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. Shareholders should be aware, as discussed above, that it is the general policy of the Board to re-nominate qualified incumbent directors and that, absent special circumstances, the Independent Members will not consider other candidates when a qualified incumbent consents to stand for re-election. See 'Stockholder Proposals' for procedures to forward stockholder nominations to the Independent Members.

                             DIRECTOR COMPENSATION

    Each Director will be paid $25,500 per year, in addition to $1,000 per Board of Directors meeting attended plus expenses. The Directors serving on each committee of the Board will receive an additional $1,000 per committee meeting. The Chairman of the Board and of each committee of the Board will receive an additional $2,500 per year. Messrs. Netter and Thung have waived all fees and options to which they may be entitled.

    Pursuant to the Company's 1998 Stock Plan's Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee director at any time on or after the effective date of October 8, 1998 will automatically be granted, on the date of such initial election or appointment, a non-statutory option to purchase 6,667 shares of Common Stock, provided that the individual has not previously been in the employ of the Company (or any parent or subsidiary of the Company). In addition, each such individual will automatically be granted additional non-statutory options for 6,667 shares of Common Stock at every third annual stockholders meeting for so long as such individual continues to serve as a non-employee director, with the first such additional 6,667 share option grant to be made at the annual stockholders meeting which is held in the third calendar year after the calendar year in which such director received the initial 6,667 share option grant. Each such option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of the Company's common stock on the option grant date and a maximum term of ten years measured from the grant date. Each such option will vest in six successive equal semi-annual installments upon the optionee's completion of each six months of board service over the thirty-six month period measured from the option grant date.

                               EXECUTIVE OFFICERS

    In addition to Mr. Thung, listed above, who also serves as a director of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

TERESA A. HERBERT, age 42
Vice President and Chief Financial Officer

    Since November 2002, Vice President and Chief Financial Officer of the Company; since July 1999, Chief Financial Officer of IHC; for more than five years prior to July 1999, Vice President and Controller of IHC; since March 1, 2001, Vice President of Geneve.

PAUL R. JANERICO, age 37
Vice President -- Internal Audit

    Since April 2004, Vice President of the Company and Vice President of AMIC; from May 2002 to March 2004, Assistant Vice President/Financial Research Analyst and Portfolio Manager of General Reinsurance ('Gen Re'), a reinsurance company with principal offices in Stamford, Connecticut; for more than 5 years prior to April 2002, Assistant Vice President/Global Financial Audit Manager of Gen Re.

DAVID T. KETTIG, age 45
Vice President, Chief Operating Officer and Secretary

    Since November 2002, Vice President, Chief Operating Officer and Secretary of the Company; for more than the past five years, Vice President -- Legal and Secretary of IHC; for more than five years prior to July, 2002, Vice
President -- Legal and Secretary of Geneve.

BRIAN R. SCHLIER, age 49
Vice President -- Taxation

    Since November 2002, Vice President -- Taxation of the Company; for more than the past five years, Vice President -- Taxation of IHC; for more than the past five years, Director of Taxation of Geneve.

ROY L. STANDFEST, age 40
Vice President and Chief Investment Officer

    Since November 2002, Vice President and Chief Investment Officer of the Company; since April 1999, Vice President -- Investments and Chief Investment Officer of IHC; since April 1999, Vice President -- Investments and Chief Investment Officer of Geneve; from September 1997 to March 1999, Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officer for services rendered for the last three fiscal years.

                                                                         LONG TERM COMPENSATION
                                                                   -----------------------------------
                                  ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                       -----------------------------------------   -------------------------   -------
         (a)           (b)        (c)       (d)         (e)           (f)           (g)          (h)           (i)
                                                                   RESTRICTED    SECURITIES
                                                    OTHER ANNUAL     STOCK       UNDERLYING     LTIP        ALL OTHER
NAME AND PRINCIPAL              SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS    COMPENSATION
POSITION               YEAR       ($)       ($)         ($)           ($)           (#)          ($)           ($)
--------               ----       ---       ---         ---           ---           ---          ---           ---
Roy T.K. Thung ......  2003      33,600     --         --            --            --
  Chief Executive      2002(1)    3,000     --         --
  Officer

---------

(1) The Company switched from a September 30 fiscal year to December 31 fiscal year in 2002. The reported information relates to the transitional reporting period October 1, 2002 through December 31, 2002 (the 'Transition Period'). Mr. Thung commenced working for the Company on November 14, 2002; therefore, no compensation was paid to him during the fiscal year ended September 30, 2002 or prior.

                            STOCK OPTION INFORMATION

OPTION GRANTS IN LAST FISCAL YEAR/TRANSITION PERIOD

    No stock options or stock appreciation rights were granted to the Named Officer during 2003.

    The following table sets forth certain information concerning grants of stock options to the Named Officer during the Transition Period:

                                                                                                  GRANT DATE
                                       INDIVIDUAL GRANTS                                             VALUE
------------------------------------------------------------------------------------------------  -----------
                  (a)                        (b)             (c)            (d)          (e)          (f)
                                          NUMBER OF      % OF TOTAL
                                          SECURITIES       OPTIONS
                                          UNDERLYING     GRANTED TO
                                           OPTIONS        EMPLOYEES     EXERCISE OR               GRANT DATE
                                           GRANTED      IN TRANSITION   BASE PRICE    EXPIRATION    PRESENT
                 NAME                        (#)           PERIOD         ($/SH)         DATE      VALUE$(1)
                 ----                    ------------      ------       -----------   ----------  -----------
Roy T.K. Thung.........................     33,334          25.3%           7.80       11/25/12     159,690

(1) Present value determination was made using the Black-Scholes model of theoretical options pricing, and was based on the following assumptions:
    (A) expected volatility is based on a ten year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the ten year U.S. Treasury Note yield to maturity as at the date of grant;
    (C) dividend yield of 0%; and (D) no vesting period. The actual value the Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option Grant Table will actually be realized. No gain would be realized by the Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

    The following table sets forth certain information concerning stock options of the Named Officer.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXCERCISED IN-
                                                      OPTIONS AT DECEMBER 31,        THE-MONEY OPTIONS AT
                            SHARES                            2003(#)                DECEMBER 31, 2003($)
                          ACQUIRED ON     VALUE     ---------------------------   ---------------------------
          NAME            EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------  -----------  -----------   -------------   -----------   -------------
Roy T.K. Thung..........      -0-         $-0-        33,334             --         133,670            --

EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about the Common Stock that may be issued upon exercise of options under the Company's existing equity compensation plans as of December 31, 2003.

                                                    (a)               (b)                    (c)
                                                                                     NUMBER OF SECURITIES
                                                 NUMBER OF                           REMAINING AVAILABLE
                                               SECURITIES TO        WEIGHTED         FOR FUTURE ISSUANCE
                                               BE ISSUED UPON   AVERAGE EXERCISE         UNDER EQUITY
                                                EXERCISE OF         PRICE OF          COMPENSATION PLANS
                                                OUTSTANDING       OUTSTANDING       (EXCLUDING SECURITIES
                PLAN CATEGORY                     OPTIONS          OPTIONS($)      REFLECTED IN COLUMN (a))
                -------------                     -------          ----------      ------------------------
Equity compensation plans approved by
  security holders...........................     454,933            21.62                2,042,096

                           REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board is comprised of directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board, which was revised in April 1, 2003, and reviewed without change in March 2004.

    The Audit Committee met with management periodically during the year to consider the adequacy of the Company's internal controls, disclosure controls, and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company's independent auditors and with appropriate financial personnel of the Company. The Audit Committee also discussed with the Company's senior management and independent auditors the process used for certifications by the Company's Chief Executive Officer and Chief Financial Officer which are required for certain filings with the SEC.

    The Audit Committee appointed KPMG as the independent auditors for the Company after reviewing the firm's performance and independence from management.

    Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls and disclosure controls.

    The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee and Board.

    The Audit Committee reviewed with management and KPMG, the Company's audited financial statements and met separately with both management and KPMG to discuss and review those financial statements and reports prior to issuance. Management has represented, and KPMG has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

    The Audit Committee received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard
No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with KPMG matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by KPMG and discussed with the auditors their independence.

    Based on these reviews and discussions, the Board determined that the Company's audited financial statements were to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

MEMBERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

     EDWARD A. BENNETT      MARTIN E. WINTER, Chairman      MYRON M. PICOULT

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board consists of two directors (Messrs. Picoult and Winter) who meet the independence requirements of NASDAQ and Mr. Simon, who (as discussed above) will become independent in January 2005.

    Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to approval of the Compensation Committee of the Board. The

Committee has not retained a compensation consultant. During 2003, the only compensation paid to management was pursuant to the terms of a service agreement with IHC -- see 'Certain Relationships and Related Transactions' below. In addition, Mr. Kettig and Ms. Herbert were awarded additional stock options in 2003 in order to better align their compensation with enhancing shareholder value. Mr. Kettig and Ms. Herbert were granted non-statutory options for 8,334 and 5,000 shares, respectively. The exercise price of such options is $7.50 per share. Each such option will vest 25% on the first anniversary of the date of grant and ratably over the next 36 months.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD:

      MYRON M. PICOULT      RONALD I. SIMON, Chairman      MARTIN E. WINTER

                               PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index, the Nasdaq Stock Market Insurance Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG AMIC, NASDAQ STOCK MARKET (US) INDEX AND NASDAQ INSURANCE STOCKS INDEX

                                     NASDAQ STOCK MARKET      NASDAQ INSURANCE
                      AMIC              (U.S.) INDEX            STOCKS INDEX
                      ----              ------------            ------------
09/1998               $100                  $100                    $100
09/1999                241                   163                      92
09/2000                 59                   217                      89
09/2001                 15                    89                     110
09/2002                 23                    70                     109
12/2002                 27                    80                     115
12/2003                 40                   119                     142

-----------
* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1998; indices data obtained from Center for Research in Security Price (CRSP)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's insurance company subsidiary has entered into reinsurance treaties with insurance company subsidiaries of IHC pursuant to which these subsidiaries cede at least 15% of their employer medical stop-loss and managed care premiums to the Company's insurance company subsidiary. Three of the Company's subsidiaries have entered into management agreements with insurance company subsidiaries of IHC, pursuant to which the Company's subsidiaries will earn fees for marketing, underwriting and administering insurance policies on behalf of such insurers on substantially similar terms to agreements between such insurers and unaffiliated entities.

    The Company and IHC and certain of their respective subsidiaries entered into service agreements pursuant to which one party may charge the other on an hourly or cost basis for services provided by employees of one party to the other. The Company paid IHC $19,000 for the Transition Period, $201,280 during 2003, and $131,566 during the first quarter of 2004 under these agreements.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Audit Committee of the Board has selected KPMG as the independent auditors of the Company for the year 2004. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 2003, will be present at the 2004 Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

    The following table sets forth the aggregate fees billed to the Company and its subsidiaries by KPMG, our independent auditors, for the fiscal year ended December 31, 2003, the Transition Period and the fiscal year ended
September 30, 2002:

                                              YEAR ENDED       TRANSITION       YEAR ENDED
CATEGORY                                   DECEMBER 31, 2003     PERIOD     SEPTEMBER 30, 2002
--------                                   -----------------     ------     ------------------
Audit Fees...............................      $275,422         $25,235          $176,000
Audit-Related Fees(1)....................      $ 25,700         $  --            $148,000
Tax Fees.................................      $   --           $  --            $ 19,000
All Other Fees...........................      $   --           $  --            $  --
                                               --------         -------          --------
    Total................................      $301,122         $25,235          $343,000
                                               --------         -------          --------
                                               --------         -------          --------

---------

(1) Services comprising audit-related fees related to audits of benefit plans and accounting consultations related to business acquisitions.

    PRE-APPROVAL POLICIES AND PROCEDURES. The Audit Committee has adopted policies and procedures to pre-approve all audit and permitted non-audit services performed by our independent auditor. These policies and procedures are set forth in our Audit Committee charter.

    Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and All Other, none were billed pursuant to these provisions in fiscal 2003 or during the Transition Period without pre-approval. Pre-approval requirements under applicable rules and regulations were not in place during fiscal 2002.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 2.

                              CORPORATE GOVERNANCE

    Code of Ethics. The Company has adopted a Code of Ethics which applies to the Company's President and Chief Operating Officer, Chief Financial Officer, principal accounting officers or controller and other Company employees performing similar functions (the 'Code of Ethics'). The Company's Code of Ethics can be found on the Company's website at www.americanindependencecorp.com. The Board does not anticipate modifying the Code of Ethics or granting any waivers thereto.

    Code of Conduct. The Company has adopted a Corporate Code of Business Conduct and Ethics which applies to all employees, officers and directors of the Company and its subsidiaries and affiliates (the 'Code of Conduct'). The Code of Conduct can be found on the Company's website at www.americanindependencecorp.com. The Board does not anticipate modifying the Code of Conduct or granting any waivers thereto.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file with the SEC and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock or other equity securities of the Company. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with for the fiscal year ended December 31, 2003.

                             STOCKHOLDER PROPOSALS

    Any proposal (including recommendation of a candidate for election as a director) which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2005 must be received at the Company's principal executive office not later than December 31, 2004 in order to be includable in the proxy material for such meeting. Each director nominee recommendation must be accompanied by the information concerning the shareholder or group of shareholders making the recommendation, the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Company if it, in its discretion, decides to do so.

    Security holders of the Company may communicate with the Board by following the procedures set out on the Company's website at www.americanindependencecorp.com. For information regarding the Company's policy on director attendance at annual meetings of shareholders and the number of directors attending last year's annual meeting, see the Company's website at www.americanindependencecorp.com.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                         By Order of the Board of Directors

                                          /s/ DAVID T. KETTIG
                                           .....................................
                                          DAVID T. KETTIG
                                          Secretary

April 29, 2004

[X] PLEASE MARK VOTES                    REVOCABLE PROXY
    AS IN THIS EXAMPLE              AMERICAN INDEPENDENCE CORP.



                                                                                                         With-  For All
                                                                                                    For  hold   Except
                                                                       1.   To elect six directors  [ ]   [ ]     [ ]
                    ANNUAL MEETING OF STOCKHOLDERS                          (except as instructed
                             JUNE 17, 2004                                  below).

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.                Edward A. Bennett, Edward Netter,
                                                                            Myron M. Picoult, Ronald I. Simon,
     The undersigned stockholder of American Independence Corp. (the        Roy T. K. Thung, Martin E. Winter
"Company") hereby appoints Teresa A. Herbert and David T. Kettig, and
each or either of them, the true and lawful proxies, agents and             INSTRUCTION: To withhold authority to vote
attorneys of the undersigned, each with full power to act without           for any individual nominee, mark "For All
the other and with full power of substitution to vote all shares of         Except" and write that nominee's name in the
the Company which the undersigned would be entitled to vote if              space provided below.
personally present at the Annual Meeting of Stockholders of the
Company to be held on Thursday, June 17, 2004 at 10:00 A.M., E.D.T.,        -------------------------------------------------
at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New                               For  Against  Abstain
York 10103 and at any adjournment or postponement thereof.             2.   To ratify the           [ ]    [ ]      [ ]
                                                                            appointment of KPMG
                                                                            LLP as independent
                                                                            auditors for the
                                                                            fiscal year ending
                                                                            December 31, 2004.

                                                                       3.   To transact any other business that may
                                                                            properly come before the Annual Meeting and
                                                                            any adjournment or postponement thereof.

                                                                             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                                           ALL PROPOSALS.

                                                                            The shares represented by this proxy card
                                                                       will be voted as directed above. If no direction is
                                                                       given and the proxy card is validly executed, the
                                                                       shares will be voted FOR all listed proposals.

                                                                            The undersigned hereby ratifies and confirms
                                                                       all that said proxies, agents and attorneys, or
                                                                       any of them or their substitutes, lawfully may do
                                                                       at the meeting and hereby revokes all proxies
                                                                       heretofore given by the undersigned to vote at
                                                                       said meeting or any adjournment or postponement
                                                                       thereof.

                                                  --------------------
     Please be sure to sign and date              Date
       this Proxy in the box below.

----------------------------------------------------------------------


------Stockholder sign above ------- Co-holder (if any) sign above----

-------------------------------------------------------------------------------------------------------------------------------

                            Detach above card, sign, date and mail in postage paid envelope provided.

                                                  AMERICAN INDEPENDENCE CORP.
                                                       485 MADISON AVENUE
                                                    NEW YORK, NEW YORK 10022

-------------------------------------------------------------------------------------------------------------------------------

     Please sign the Proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

                                                  PLEASE DATE, SIGN AND RETURN.
                                           YOUR PROMPT ATTENTION WILL BE APPRECIATED.

-------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN
THE ENVELOPE PROVIDED.

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------